EXHIBIT 99.1

Joint Press Release

Linde to acquire Lincare Holdings Inc. in a friendly transaction by way of a tender offer and merger

•	Linde offers USD 41.50 in cash per Lincare share

•	Total consideration: USD 4.6 bn

•	Lincare’s Board of Directors recommends that shareholders accept the offer

•	Lincare sales 2011: USD 1,848 bn; EBITDA: USD 454 m

•	Formation of global leading healthcare provider within the gases industry

•	The global megatrend healthcare provides stable business growth

•	Business in North America further strengthened

Clearwater, FL, July 2, 2012 – Lincare Holdings Inc. and The Linde Group announced today that Linde has entered into a definitive agreement for the acquisition of Lincare, a US-based homecare health company. Under the terms of the agreement, Linde will make a tender offer for all outstanding shares of common stock of Lincare at USD 41.50 per share in cash. Following the purchase of shares in the tender offer, Linde intends to complete the acquisition of Lincare through a merger, following which Lincare will become a wholly owned subsidiary of Linde.

The Lincare Board of Directors has unanimously approved the transaction. The price of USD 41.50 represents a premium of 64% over Lincare’s share price of USD 25.26 on June 26, 2012 (the last day prior to press reports speculating as to Lincare’s auction process), and also represents a premium of 49% over the three month volume weighted average price per Lincare share. The total consideration of the transaction will be USD 4.6 bn.

“We are excited that this strategic acquisition enables us to take the next big step in this stable, sustainable and profitable business field,” Prof. Dr.-Ing. Wolfgang Reitzle, CEO of Linde AG, explained. “Against the background of demographic changes, the healthcare industry is a megatrend in which we will be able to participate more strongly thanks to the new setup. Together with Lincare, we will become the global leading healthcare provider within the gases industry and further internationalize our business. Lincare, as one of the leading home healthcare providers in the US, provides us an ideal platform to roll out our innovative products – which are already successful, particularly in Europe – into the U.S., the largest region for healthcare revenues globally. Our U.S. subsidiary, LifeGas, already enjoys a close business relationship with Lincare for several years. We are looking forward to welcoming the Lincare management and all employees to The Linde Group.”

“We are very pleased to make this announcement,” John P. Byrnes, CEO of Lincare, said, “the Lincare Board believes that being part of a world-class organization will afford the company benefits it would not be able to realize on its own. This transaction will benefit all of the stakeholders involved and we look forward to being part of the Linde Group.”

The Linde Group and Lincare have common roots: Lincare was originally known as Linde Homecare Medical Systems and had grown out of the Americas business of Linde at the beginning of the 20th century. Linde Homecare Medical Systems became a subsidiary of Union Carbide when it acquired Linde’s U.S. business in 1917. Today’s Lincare was carved out from Union Carbide in 1987.

By acquiring Lincare, Linde will double sales in its North American Gases Division.

Following the acquisition, Linde will generate annual sales of EUR 2.8 bn (pro-forma) from healthcare. With 11,000 employees, Lincare generated sales of EUR 1.5 bn and EBITDA of EUR 363 m in 2011. The company is one of the leading global providers in the respiratory homecare industry and serves approximately 800,000 patients. Respiratory homecare describes the treatment of patients with respiratory diseases outside of clinical facilities. It includes respiratory therapies, for example, oxygen therapies, sleep therapies and inhalation therapies. Linde’s homecare business sales were EUR 300 m in 2011.

The entire Linde healthcare segment, which also includes hospital care (supply of medical gases and services to hospitals), accounted for EUR 1.2 bn in sales in 2011. With the acquisition of Air Products’ continental European business in early 2012, Linde secured additional sales of EUR 210 m (2011) for its healthcare business.

The global healthcare industry has a size of about EUR 12 bn. Two-thirds of the healthcare industry is homecare, which is the fastest growing segment with a growth rate of approximately 6 percent per annum. With a size of more than EUR 4 bn, the U.S. is the largest healthcare region globally. As one of the industry leaders, Lincare operates in virtually all U.S. states as well as Canada. At present, Linde Homecare covers the U.S. region only as a supplier to other home healthcare providers. As a result of the acquisition, Linde will be the only global gases company with a leading position in homecare globally as well as in the important U.S. and European regions.

The funding of the transaction will be done by an acquisition loan in the total amount of USD 4.5 bn and through available cash. The acquisition loan will be refinanced in the capital markets. The Linde Group is committed to maintaining its current credit ratings (A/A3).

Completion of the offer is subject to customary conditions, including the expiration of the waiting period provided by U.S. antitrust laws and the tender of at least a majority of Lincare’s outstanding shares of common stock. Closing is expected for the third quarter of 2012.

Morgan Stanley and Cravath Swaine & Moore LLP acted as financial and legal advisors to Linde. JP Morgan and Weil, Gotshal & Manges LLP acted as financial and legal advisors to Lincare.

The Linde Group is a world-leading gases and engineering company with around 50,500 employees in more than 100 countries worldwide. In the 2011 financial year, it generated revenue of EUR 13.787 bn. The strategy of The Linde Group is geared towards long-term profitable growth and focuses on the expansion of its international business with forward-looking products and services. Linde acts responsibly towards its shareholders, business partners, employees, society and the environment – in every one of its business areas, regions and locations across the globe. The Group is committed to technologies and products that unite the goals of customer value and sustainable development.

For more information, see The Linde Group online at http://www.linde.com and Lincare at http://www.lincare.com

Conference Calls:

On the occasion of the announcement of the offer for Lincare, Linde will host conference calls in English for journalists and capital markets representatives on 2 July 2012. The participating Executive Board members are Prof. Dr.-Ing. Wolfgang Reitzle, CEO of Linde AG and Georg Denoke, CFO of Linde AG. Further details and dail-in numbers will be published promptly on our website www.linde.com.

For further Information:

Linde Group Media Uwe Wolfinger Phone: +49.89.35757-1320 Matthias Dachwald Phone: +49.89.35757-1333 Investor Relations Dr. Dominik Heger Phone: +49.89.35757-1334 Lisa Tilmann Phone: 49.89.35757-1328	Lincare Investor Relations Paul G. Gabos Phone: +1 (727) 530-7700

Disclaimer

The tender offer described herein has not yet commenced, and this material is neither an offer to purchase nor a solicitation of an offer to sell shares of Lincare Holdings Inc. common stock. At the time the tender offer is commenced, Linde will file a tender offer statement and Lincare Holdings Inc. will file a Solicitation/Recommendation Statement with the United States Securities and Exchange Commission (the “SEC”). LINCARE HOLDINGS INC. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE TENDER OFFER AND SOLICITATION/RECOMMENDATION DOCUMENTS THAT WILL BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT LINCARE HOLDINGS INC. SHAREHOLDERS SHOULD CONSIDER BEFORE TENDERING THEIR SHARES. These documents will be available for free at the SEC’s website (http://www.sec.gov) and by directing a request to either Linde AG, Klosterhofstraße 1, 80331 Munich, Germany or Lincare Holdings Inc., 19387 U.S. 19 North, Clearwater, FL 33764.

This release contains forward-looking statements about Linde AG (“Linde”) and Lincare Holdings Inc. (“Lincare”) and their respective subsidiaries and businesses. These include, without limitation, those concerning the strategy of an integrated group, future growth potential of markets and products, profitability in specific areas, the future product portfolio, development of and competition in economies and markets of the group.

These forward looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside of Linde’s and Lincare’s control, are difficult to predict and may cause actual results to differ significantly from any future results expressed or implied in the forward-looking statements in this release.

While Linde and Lincare respectively believe that the assumptions made and the expectations reflected in this release are reasonable, no assurance can be given that such assumptions or expectations will prove to have been correct and no guarantee of whatsoever nature is assumed in this respect. The uncertainties include, inter alia, the risk of a change in general economic conditions and government and regulatory actions. These known, unknown and uncertain factors are not exhaustive, and other factors, whether known, unknown or unpredictable, could cause the group’s actual results or ratings to differ materially from those assumed hereinafter. Linde and Lincare undertake no obligation to update or revise the forward-looking statements in this release whether as a result of new information, future events or otherwise.

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